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                                                                 Exhibit 99.1
                                   NETMED INC.
                    CONVERTIBLE DEBENTURE EXCHANGE AGREEMENT
                    ----------------------------------------

         This Convertible Debenture Exchange Agreement (the "AGREEMENT") is made by and between NetMed, Inc., an Ohio corporation ("NMD") and the undersigned holders (individually a "HOLDER" and collectively, the "HOLDERS") of the outstanding 6% Convertible Subordinated Debentures of NMD (the "CONVERTIBLE DEBENTURES").

                                    Recitals
                                    --------

         A. The Holders are currently the record owner of that principal amount of Convertible Debentures as are set forth on Schedule A annexed hereto, issued pursuant to the terms of a 6% Secured Convertible Debenture Purchase Agreement among the parties dated August 12, 1997 (the "PURCHASE AGREEMENT").

         B. NMD has created a new class of preferred stock, designated Series A, 6% Convertible Preferred Stock (the "PREFERRED STOCK") with all of the rights and privileges set forth in the Certificate of Amendment annexed hereto as Exhibit A (the "CERTIFICATE OF AMENDMENT").

         C. The Preferred Stock shall have a Stated Value (as defined in the Certificate of Amendment) of $15.02 per share.

         D. By this Agreement, NMD desires to assign, convey, transfer and deliver to each Holder of the Convertible Debentures that number of shares of the Preferred Stock set forth beside such Holder's name on Schedule A hereto, in exchange for the surrender of the principal amount of Convertible Debentures, and accrued interest thereon, set forth on such Schedule.

                             Statement of Agreement
                             ----------------------

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                1. EXCHANGE OF PREFERRED SHARES. NMD and the Holders agree that upon the business day that the Holders receive each of the following: (A) the original shares of Preferred Stock (the number of shares of Preferred Stock to be issued for the principal amount of Convertible Debentures owned of record by each Holder, plus accrued interest, as set forth on Schedule A) to be issued upon the exchange, and (B) notice from NMD that each of the following conditions (the "Conditions") have been satisfied, (i) written proof that the Registration Statement (as defined in the Registration Rights Agreement annexed hereto as Exhibit A) including the shares of Common Stock underlying the Preferred Stock issuable hereunder has been declared effective by the Securities and Exchange Commission (the "SEC"), (ii) written proof that the Certificate of Amendment providing for all of the rights, privileges, and preferences of the Preferred Stock has been filed and accepted by the Secretary of State for the State of Ohio, and (iii) receipt of a certificate


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from an officer of NMD that the representations, warranties and covenants of this Agreement (including all exhibits annexed hereto), are true and correct as of the date thereof, that the Common Stock has not been delisted from the American Stock Exchange, and that NMD has not received a final determination that the Common Stock will be delisted from the American Stock Exchange, the Holders shall forward to NMD the original Convertible Debentures being exchanged with NMD in exchange for the number of shares of Preferred Stock for the principal amount of Convertible Debentures owned of record by each Holder, plus accrued interest, as set forth on Schedule A. The "EXCHANGE DATE" shall be defined as the business day upon which the Holders receive the aforementioned notice and payment. Upon the receipt by the Holders of such shares of Preferred Stock along with the aforementioned notice, the Holders will cease to have any right to receipt or payment of interest or principal, in whole or in part, on the Convertible Debentures, but will begin the right to receipt or payment of dividends on the Preferred Stock. In the event the Common Stock of NMD is not listed on the American Stock Exchange, or NMD has received notice of a final determination that its Common Stock will be delisted in the future, on the date NMD serves the above referenced notice, or prior to the Exchange Date, the Holders, shall have the exclusive option to forego the aforementioned exchange. In the event the Registration Statement to be filed by the Company pursuant to
Section 3(a) above is not declared effective within sixty (60) calendar days from the date of this Agreement the exchange described in the Exchange Agreement will not occur. Notwithstanding the foregoing, in the event each of the Conditions, other than the delisting of the Common Stock from the American Stock Exchange or final determination, as provided above, is not satisfied as of the Exchange Date the exchange shall not occur.

         2. ACCEPTANCE BY HOLDER. NMD agrees that it will, simultaneously with sending notice (as set forth in Section 1 above), send a certificate to each Holder evidencing such Holder's ownership of that number of shares of Preferred Stock set forth next to such Holders' name on Schedule A. Upon receipt of the notice and the shares of Preferred Stock from NMD as set forth in herein (provided the Holders do not choose to forego the exchange as provided above), the Holders shall deliver to NMD the original Convertible Debenture(s) evidencing ownership of the Convertible Debentures exchanged hereby.

         3.  REPRESENTATIONS AND WARRANTIES OF NMD AND HOLDERS.

         3.1 NMD REPRESENTATIONS AND WARRANTIES.

         (a) ORGANIZATION AND GOOD STANDING. NMD is a corporation duly formed, validly existing and in good standing under the laws of the State of Ohio, with the full authority to issue and exchange the Preferred Stock and to carry out the provisions hereof.

         (b) PREFERRED STOCK/CERTIFICATE OF AMENDMENT. The Preferred Stock, when issued pursuant to the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable. The Certificate of Amendment shall be filed with the Secretary of State of the State of Ohio, and it shall remain in full force and effect when the Preferred Stock is issued pursuant to the terms of this Agreement. The Preferred Stock shall be convertible into shares of Common Stock of NMD pursuant to the terms and conditions set forth in such Certificate of Amendment, upon delivery

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of a Notice of Conversion as provided therein, in the form attached hereto as
Exhibit C.

         (c) CAPITAL STOCK. The authorized capital stock of NMD consists of 20,000,000 shares of common stock and 500,000 shares of preferred stock.

         (d) REGISTRATION RIGHTS. The terms and conditions of the Registration Rights Agreement between NMD and the Holders, substantially in the form annexed hereto as Exhibit D, shall be executed by the parties herein, and remain in full force and effect when the Preferred Stock is issued pursuant to the terms of this Agreement.

         (e) EXECUTION OF THIS AGREEMENT. NMD has the full right, power and authority to enter into and to perform this Agreement and all other agreements, certificates and documents executed and delivered, or to be executed and delivered, by NMD in connection herewith (collectively, with this Agreement, the "NMD DOCUMENTS"). This Agreement has been duly authorized, executed and delivered by NMD, and the NMD Documents are (or when executed and delivered will be) legal, valid and binding obligations of NMD, enforceable in accordance with their respective terms.

         (f) INFORMATION TRUE AND CORRECT. All the information that is set forth in this Agreement with respect to the NMD is correct and complete as of the date of this Agreement.

         (g) PURCHASE AGREEMENT. Except as modified by this Section 3.1, the covenants, representations and warranties of NMD contained in Section 3 of the Purchase Agreement are incorporated herein by reference and are made as of the date of this Agreement.


         3.2 HOLDERS' REPRESENTATIONS AND WARRANTIES.

         (a) TITLE. Each of the Holders is the owner, beneficially and of record, of all the Convertible Debentures set forth beside its name on Schedule A, exchanged hereby, free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges and restrictions. Each of the Holders have full power to transfer the Convertible Debentures exchanged hereby with NMD without obtaining the consent or approval of any other person, entity or governmental authority. The Convertible Debentures being exchanged hereby constitute all of the Convertible Debentures owned by each of the Holders.

         (b) INFORMATION TRUE AND CORRECT. All the information that is set forth in this Agreement with respect to each of the Holders is correct and complete as of the date of this Agreement.

         (c) KNOWLEDGE AND EXPERIENCE. Each of the Holders has such knowledge and experience in financial and business matters that each Holder, together with its representatives and advisors, if any, is capable of evaluating the merits and risks of an investment in the Preferred Stock.

         (d) HOLDER'S LIQUIDITY. Each of the Holders has adequate means of providing for its current needs and contingencies and has no need for liquidity in connection with the investment

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contemplated herein. Each of the Holders acknowledge that it must bear the economic risk of investment in the Preferred Stock for an indefinite period of time, and that it could bear a loss of its entire investment in the Preferred Stock, without materially impairing its financial wherewithal.

         (e) SECURITIES RESTRICTIONS ON TRANSFER. Each of the Holders acknowledges and understands that the Preferred Stock has not been registered under the Securities Act of 1933, as amended (the " 1933 ACT") or under any state securities laws and agrees that the Preferred Stock cannot be resold unless it is subsequently registered under the 1933 Act or pertinent state securities laws unless an exemption from such registration is available.

         (f) RELIANCE ONLY ON PUBLISHED DOCUMENTS. Each of the Holders acknowledges and represents that it has made the decision to invest in the Preferred Stock solely on the basis of the publicly available information previously provided to the Holders by NMD in its Form 10-K for the fiscal year ended December 31, 1997 and its Forms 10-Q for the fiscal quarter ended June 30, 1998, and that no officer, director or other person affiliated with NMD has given any information or made any representation, oral or written, other than as provided in such documents, on which the Holders have relied in deciding to invest in the Preferred Stock, including, without limitation, any information or representations with respect to the future operations of NMD or to the economic returns which may accrue to the Holders as a result of the exchange of the Convertible Debentures for the Preferred Stock.

         (g) EXECUTION OF THIS AGREEMENT. Each of the Holders has the full right, power and authority to enter into and to perform this Agreement and all other agreements, certificates and documents executed and delivered, or to be executed and delivered, by each of the Holders in connection herewith (collectively, with this Agreement, the "HOLDER DOCUMENTS"). This Agreement has been duly authorized, executed and delivered by each of the Holders, and the Holder Documents are (or when executed and delivered will be) legal, valid and binding obligations of each of the Holders, enforceable in accordance with their respective terms.

         (h) PURCHASE AGREEMENT. Except as modified by this Section 3.2, the covenants, representations and warranties of each of the Holders contained in
Section 4 of the Purchase Agreement are incorporated herein by reference and are made as of the date of this Agreement.


         4.  SHARE CERTIFICATES

         4.1 LEGEND. Each certificate representing shares of Preferred Stock issued pursuant to the provisions hereof shall bear the following legend:

             "THESE SHARES HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NEITHER THE SHARES REPRESENTED BY THIS CERTIFICATE NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD PLEDGED OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR


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             QUALIFICATION OR EXEMPTION THEREFROM UNDER SAID ACT OR STATE
             SECURITIES LAWS OR THE RULES AND REGULATIONS PROMULGATED THEREUNDER, OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SUCH LAWS."

         4.21 REMOVAL OF LEGEND. The transfer restrictions imposed by the legend set forth in Section 4.1 hereof shall terminate as to some or all of the Preferred Stock when:

         (a) Such Preferred Stock shall have been effectively registered under the Securities Act of 1933 and any applicable state law and sold by the holder thereof in accordance with such registration; or

         (b) Written opinions to the effect that such registration is no longer required or necessary under any federal or state law or regulation or governmental authority shall have been received from counsel for NMD.

         Whenever the restrictions imposed by Section 4.1 hereof shall terminate, as provided above, any holder of such Preferred Stock as to which such requirements shall have terminated shall be entitled to receive from NMD, without expenses to such holder, a new stock certificate evidencing such Preferred Stock without the restrictive legend set forth in Section 4.1.

         5. NOTICES. All notices or other communications in connection with this Agreement shall be in writing and shall be considered given when personally delivered or when mailed by registered or certified mail, postage prepaid, return receipt requested, or when sent via commercial courier or telecopier, directed as follows:

         If to NMD:

                           NetMed, Inc.
                           6189 Memorial Drive
                           Dublin, Ohio 43017
                           Attention:Kenneth B. Leachman
                           Telephone No.: (614) 793-9356
                           Facsimile No.: (614) 793-9376

         If to the Holders to the address opposite such Holder's name on Schedule A hereof.

                           with a copy to:

                           Scott H. Goldstein, Esq.
                           Goldstein, Goldstein  & Reis,
                           LLP
                           65 Broadway New
                           York, New York 10006
                           Telephone No. (212) 809-4220
                           Telecopier No. (212) 809-4228

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         6. CHOICE OF LAW. This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Ohio without regard to principles of conflicts of laws. Each party consents to the jurisdiction of the federal courts of the Southern District of the State of Ohio in connection with any dispute arising under this Agreement and hereby waive, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

         7. SURVIVAL OF REPRESENTATIONS. All statements contained in any certificate or instrument or conveyance delivered by or on behalf of the parties pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed to be additional representations and warranties of the parties making such disclosure. All representations and warranties shall survive the exchange of the Convertible Debentures for the Preferred Stock as contemplated herein.

         8. ASSIGNMENT. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by either party without the prior written consent of the other party hereto. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other person shall have any right, benefit or obligation hereunder.

         9. ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement, along with the portions of the Purchase Agreement incorporated herein by reference, together with all exhibits, attachments and schedules hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, amendment, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         10. INVALIDITY. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall for any reason be held invalid, illegal or unenforceable in any respect, then such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other instrument.

         11. FURTHER ASSURANCES. The parties shall cooperate and take such actions, and execute such other documents, in connection with the transactions contemplated herein, as either may reasonably request in order to carry out the provisions or purpose of this Agreement.

         12. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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         13. COMPLIANCE WITH SECURITIES ACT. THE PROVISIONS OF SECTIONS 7.1
THROUGH 7.8 OF THE PURCHASE AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE.

                            [signature page follows]

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         IN WITNESS WHEREOF, the undersigned has duly executed this Exchange
Agreement on the 27 day of October, 1998.

NETMED, INC.



By: /s/ David J. Richards
   -----------------------


                                                  CPR (USA) INC.



                                                  By: /s/ Steven S. Rogers
                                                     ------------------------


                                                  LIBERTYVIEW FUND, LLC



                                                  By: /s/ Steven S. Rogers
                                                     ------------------------


                                                  LIBERTYVIEW PLUS FUND



                                                  By: /s/ Steven S. Rogers
                                                     ------------------------


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                                   SCHEDULE A
                                   ----------

                                                 PRINCIPAL AMOUNT OF           ACCRUED              NO. SHARES OF
              HOLDER                           CONVERTIBLE DEBENTURES         INTEREST             PREFERRED STOCK
1.   CPR (USA) INC.                                $ 1,025,175.00              $74,992.25               73,227
     101 Hudson Street, Suite 3700
     Jersey City, New Jersey 07302


2.   LIBERTYVIEW FUND, LLC                         $    93,825.00              $ 6,863.36                6,702
     101 Hudson Street, Suite 3700
     Jersey City, New Jersey 07302


3.   LIBERTYVIEW PLUS FUND                         $   281,000.00              $20,555.34               20,071
     101 Hudson Street, Suite 3700
     Jersey City, New Jersey 07302


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